SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
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	Filed by the Registrant	/ X /
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	Filed by a party other than the Registrant	/ /
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Check	the appropriate box:
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/ /	Preliminary Proxy Statement
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/ /	Confidential, for Use of the Commission Only (as
----	permitted by Rule 14a-6(e)(2))

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/ /	Definitive Proxy Statement
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/ /	Definitive Additional Materials
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/ X /	Soliciting Material Pursuant to Sec. 240.14a-11(c) or
----	Sec. 240.14a-12

PUTNAM INVESTMENT FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than Registrant)

MEMORANDUM cont.

Payment of Filing Fee (Check the appropriate box):

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/ X /	No fee required
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/ /	Fee computed on table below per Exchange Act Rule 14a
----	6(i)(1) and 0-11

(1) Title of each class of securities to which
transaction applies:

(2) Aggregate number of securities to which transaction
applies:

(3) Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is
calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

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/ /	Fee paid previously with preliminary materials.
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/ /	Check box if any part of the fee is offset as provided
----	by Exchange Act Rule 0-11(a)(2) and identify the filing
for which the offsetting fee was paid previously.
Identify the previous filing by registration statement
number, or the Form or Schedule and the date of its
filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

This e-mail notification contains information specific to your holding in the fund(s) identified below. Please read the instructions carefully before proceeding.

This E-mail serves as notice that proxy materials for the Putnam Investments Meeting to be held on December 14, 2006 are available on the Internet, as indicated below.

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES FOR THE MEETING OF SHAREHOLDERS, December 14, 2006.

The Meeting of shareholders will be held, December 14, 2006 at 11:00 a.m. Boston Time. At this meeting, you will be asked to vote on the proposal(s) described in the proxy statement.

You can read the proxy materials at the following Internet sites: Proxy Statement: http://ww3.ics.adp.com/streetlink_data/dirMC0034/saF032.pdf

(If your E-mail software supports it, simply click on the link)

To view the proxy statement online you may need Adobe Acrobat Reader, which is available at the following Internet site: http://www.adobe.com/products/acrobat/readstep2.html

You can enter your voting instructions at the following Internet site: http://www.proxyweb.com/putnam (If your E-mail software supports it, simply click on the link)

To enter the http://www.proxyweb.com/putnam voting site, you will need the control number(s) below. If you have multiple accounts, you must provide voting instructions for each account separately.

FUND: PUTNAM RESEARCH FUND
ACCOUNT NUMBER: 0000676050
CONTROL NUMBER: 14953916999999

There is no charge for you to vote via this service, though you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.